EXHIBIT 99.1

STEC Announces Third Quarter 2012 Results

SANTA ANA, Calif., Nov. 6, 2012 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC) announced today the Company's financial results for the third quarter ended September 30, 2012.

Revenue for the third quarter of 2012 was $42.1 million, a decrease of 41.9% from $72.5 million for the third quarter of 2011 and an increase of 3.4% from $40.7 million for the second quarter of 2012.

GAAP gross profit margin was 37.0% for the third quarter of 2012, compared to 45.8% for the third quarter of 2011 and 36.6% for the second quarter of 2012. GAAP diluted loss per share was $0.42 for the third quarter of 2012, compared to diluted earnings per share of $0.09 for the third quarter of 2011 and a diluted loss per share of $1.07 for the second quarter of 2012.

Non-GAAP gross profit margin was 37.5% for the third quarter of 2012, compared to 46.0% for the third quarter of 2011 and 37.2% for the second quarter of 2012. Non-GAAP diluted loss per share was $0.24 for the third quarter of 2012, compared to diluted earnings per share of $0.14 for the third quarter of 2011 and a diluted loss per share of $0.27 for the second quarter of 2012.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"During the third quarter of 2012, we worked towards broadening our customer base to a mixed model of OEM, Channel and Enterprise end-user customers," said Mark Moshayedi, STEC's Chief Executive Officer and President. "Our initiatives to tap the sizable potential of the enterprise markets – comprised of direct or end-user customers -- are advancing as we have experienced growth in sales emerging from these customers in the third quarter of 2012. This early progress helps to validate the continued investment that we are making in the expansion of our enterprise end-user sales & marketing and channel-support infrastructure. We expect the full benefits of this transition to take place over several quarters.

"Diversifying our market presence has the potential of expanding our total addressable market, increasing our customer base, and reducing our overall sales cycle, given that enterprise customer qualification timelines tend to be shorter. This transformation will not happen overnight, but we are committed to delivering storage solutions to a broader customer base by leveraging our IP and solid state technology."

Guidance

STEC's current expectation for the fourth quarter of 2012 is as follows:

  Revenue to range from $36 million to $40 million.
  Non-GAAP diluted loss per share to range from $0.31 to $0.35.

STEC's projected non-GAAP loss per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Class Action Settlement

On October 5, 2012, the Company entered into a Stipulation and Agreement of Settlement (the "Settlement Agreement") to settle the previously disclosed federal class action filed against the Company and several of its senior officers and directors in the United States District Court for the Central District of California. The Settlement Agreement provides for the resolution of all the pending claims in the federal class action litigation, without any admission or concession of wrongdoing by the Company or the other defendants. The Company and the other defendants have entered into the Settlement Agreement to eliminate the uncertainty, distraction, burden and expense of further litigation. The Settlement Agreement provides for a fund of $35.8 million in exchange for a full and complete release of all claims that were or could have been asserted in the federal class action. As previously disclosed, the Company had recorded as of June 30, 2012 an estimated settlement accrual of $35 million and an insurance claim receivable of $20 million, resulting in a net charge of $15 million. On October 18, 2012, the Company's insurance carriers agreed to contribute $562,500 of the additional settlement cost of $750,000. As a result, the Company has recorded an additional settlement accrual of $750,000 and an additional insurance claim receivable of $562,500, resulting in a net charge of $187,500 for the quarterly period ended September 30, 2012. The Settlement Agreement remains subject to court approval and certain other conditions, including notice to class members and an opportunity for class members to object to or opt out of the settlement. At this time, there can be no assurance that the conditions to effect the settlement will be met, that the Settlement Agreement will receive the required court and other approvals or that the settlement will become final. The Company expects the settlement of the federal class action will also result in a full release of the class claims asserted in the previously disclosed class action in the Superior Court of Orange County, California. The settlement does not resolve the related federal and state shareholder derivative litigation.

Conference Call

STEC will hold an open conference call to discuss results for the third quarter of 2012. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the blue "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc.

STEC, Inc. is a leading global provider of enterprise-class solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability and high-endurance needs of today's data-intensive server and storage platforms. With headquarters in Santa Ana, California, and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to design, manufacture and deliver the most comprehensive line of PCIe, SAS, SATA, and embedded SSDs on the market today. In addition, STEC's EnhanceIOTM SSD Cache Software enables IT managers to cost-effectively scale server application performance. For more information, please visit www.stec-inc.com.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, and EnhanceIO are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information. To supplement the consolidated financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP operating margin percentage, non-GAAP other income (expense), non-GAAP (loss) income and non-GAAP diluted (loss) earnings per share) that exclude employee stock compensation expense, employee severance, securities litigation related costs, SEC investigation and litigation costs, intellectual property litigation costs, litigation loss contingency and deferred tax asset valuation allowance. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of employee severance payments. These items could be materially significant to the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning growing acceptance, adoption and qualification of SSDs within the enterprise storage and server markets; the qualification of STEC's products and other developing technologies; the qualification of STEC's products and solutions into emerging SSD system vendors, enterprises and non-traditional end-user customers; leveraging STEC's sales and marketing and channel-support infrastructure to cater to enterprises directly and develop a new vertical market strategy; STEC's key product line initiatives and development; the transition from one product generation to the next; the length of qualification cycles; the capabilities, performance, cost advantages, and benefits of STEC's products and solutions; the rapidly evolving enterprise storage and server markets; expected fourth quarter of 2012 revenue and loss per share; and the anticipated settlement of the previously disclosed federal and state class actions filed against the Company and several of its senior officers and directors. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Additional important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. Except as required by law, STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$ 186,201	$ 180,853
Accounts receivable, net of allowances of $3,265 at September 30, 2012 and $3,010 at December 31, 2011	13,169	30,475
Inventory	44,538	58,629
Insurance claim receivable	20,563	1,583
Other current assets	6,792	7,384
Total current assets	271,263	278,924

Leasehold interest in land	2,515	2,549
Property, plant and equipment, net	32,001	34,287
Goodwill	1,682	1,682
Long-term intangible assets, net	5,061	6,185
Deferred income taxes, net	--	12,137
Other long-term assets	818	818
Total assets	$ 313,340	$ 336,582

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 11,246	$ 6,837
Accrued and other liabilities	53,330	14,309
Total current liabilities	64,576	21,146
Other long-term payables	4,241	5,083
Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 46,724 shares issued and outstanding as of September 30, 2012 and 46,110 shares issued and outstanding as of December 31, 2011	47	46
Additional paid-in capital	146,449	132,211
Retained earnings	98,027	178,096
Total shareholders' equity	244,523	310,353
Total liabilities and shareholders' equity	$ 313,340	$ 336,582

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenues	$ 42,053	$ 72,529	$ 133,173	$ 249,924
Cost of revenues	26,499	39,317	84,638	139,592
Gross profit	15,554	33,212	48,535	110,332

Sales and marketing	7,306	5,835	20,842	17,554
General and administrative	12,751	7,332	35,280	22,646
Research and development	16,911	14,521	50,485	39,508
Total operating expenses	36,968	27,688	106,607	79,708

Operating (loss) income	(21,414)	5,524	(58,072)	30,624
Other income (expense)	985	6	(13,126)	49
(Loss) income from operations before income taxes	(20,429)	5,530	(71,198)	30,673
(Benefit) Provision for income taxes	(646)	686	8,871	1,987
Net (loss) income	(19,783)	4,844	(80,069)	28,686
Comprehensive (loss) income	$ (19,783)	$ 4,844	$ (80,069)	$ 28,686

Net (loss) income per share:
Basic	$ (0.42)	$ 0.10	$ (1.73)	$ 0.56
Diluted	$ (0.42)	$ 0.09	$ (1.73)	$ 0.55

Shares used in per share computation:
Basic	46,639	50,610	46,374	51,108
Diluted	46,639	51,206	46,374	52,181

STEC, INC.
Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP other (expense) income, non-GAAP operating margin percentage, non-GAAP (loss) income and non-GAAP diluted (loss) earnings per share, which adjust for the following items: (a) employee stock compensation expense, (b) employee severance, (c) securities litigation related costs, (d) SEC investigation and litigation costs, (e) intellectual property litigation costs, (f) litigation loss contingency and (g) deferred tax asset valuation allowance. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a)      Employee stock compensation costs incurred in connection with Accounting Standards Codification ("ASC") 718, "Compensation -- Stock Compensation," are comprised on non-cash expenses related to equity compensation provided to employees, officers and directors. Management believes non-cash stock compensation costs should be excluded when evaluating core operations and current performance.

b)      Employee severance relates to one-time costs incurred in conjunction with the termination of certain employees. As an accommodation, the Company provides compensation in the form of severance to certain employees subject to termination without cause. Management believes that severance costs should be excluded when evaluating core operations and current performance.

c)      In the fourth quarter of 2009 and first quarter of 2010, certain securities class action and shareholder derivative lawsuits were filed against the Company and certain officers and directors of the Company. These costs represent the legal fees related to these class action securities and shareholder derivative actions that have not been covered by the Company's Directors and Officers insurance policies and include indemnifiable legal costs advanced on behalf of these officers and directors. Management believes these legal fees should be excluded when evaluating core operations and current performance.

d)     The SEC initiated in the fourth quarter of 2009 an investigation of the Company and certain officers in connection with trading in the Company's securities, which on July 19, 2012 resulted in the SEC filing a civil action against the Company's Founder, Manouch Moshayedi. The SEC also notified the Company that it would not bring an enforcement action against the Company or any of its other officers. These costs represent the legal fees related to this investigation and related civil action that have not been covered by the Company's Directors and Officers insurance policies and include indemnifiable legal costs advanced on behalf of these officers. Management believes these legal fees should be excluded when evaluating core operations and current performance.

e)      On September 7, 2011, Solid State Storage Solutions, Inc. filed a patent infringement suit against the Company and several other defendants. According to the complaint, the patents relate to solid-state drives employing a controller chip and a plurality of NAND flash devices. The Company believes the lawsuit is without merit and intends to vigorously defend itself. Management believes that legal fees and expenses incurred in conjunction with this lawsuit should be excluded when evaluating core operations and current performance.

f)       In connection with the legal matters described in c) above, the Company has accrued an estimated loss contingency. Management believes that the litigation loss contingency should be excluded when evaluating core operations and current performance.

g)      In accordance with ASC Topic 740, Income Taxes, the Company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the Company's U.S. operations falling into a cumulative three year loss, that a non-cash valuation allowance should be established against its U.S. deferred tax assets which are comprised primarily of accumulated and unused U.S. tax credits and 2012 net operating losses. The establishment of a full non-cash valuation allowance on the Company's U.S. deferred tax assets does not have any impact on its cash, nor does such an allowance preclude the Company from utilizing its tax losses, tax credits or other deferred tax assets in future periods. Management believes that the non-cash valuation allowance against U.S. deferred tax assets benefitted in prior periods should be excluded when evaluating core operations and current performance.

h)      The amount represents the estimated income tax effect of the non-GAAP adjustments. Starting in the third quarter of 2011, the Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item. Prior to the third quarter of 2011, the Company utilized the consolidated effective tax rate to estimate the tax effect of non-GAAP adjustments.

STEC, INC.
Schedule Reconciling GAAP (Loss) Income to Non-GAAP (Loss) Income
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2012	2011	2012
GAAP net (loss) income	$ (19,783)	$ 4,844	$ (49,597)

The GAAP amounts have been adjusted to exclude the following items (non-GAAP adjustments):

Excluded from cost of sales:
Employee stock compensation (a)	$ 236	$ 154	$ 244
Total excluded from cost of sales	236	154	244

Excluded from operating expenses:
Employee stock compensation (a)	3,892	3,518	3,930
Employee severance (b)	49	--	128
Securities litigation related costs (c)	2,839	--	3,492
SEC investigation and litigation costs (d)	639	--	860
IP litigation costs (e)	616	--	400
Total excluded from operating expenses	8,035	3,518	8,810

Excluded from other (expense) income:
Litigation loss contingency (f)	188	--	15,000
	188	--	15,000

Total excluded from cost of sales, operating expenses and other (expense) income before income taxes	8,459	3,672	24,054

Income tax effect on non-GAAP adjustments (h)	(70)	(1,158)	(82)
Total excluded from cost of sales and operating expenses after taxes	8,389	2,514	23,972

Excluded from provision for income taxes:
Deferred tax asset valuation allowance (g)	--	--	13,233
Total non-GAAP adjustments after income taxes	8,389	2,514	37,205

Non-GAAP (loss) income	$ (11,394)	$ 7,358	$ (12,392)

GAAP diluted (loss) earnings per share	$ (0.42)	$ 0.09	$ (1.07)
Impact of non-GAAP adjustments on diluted (loss) earnings per share	0.18	0.05	0.80
Non-GAAP diluted (loss) earnings per share	$ (0.24)	$ 0.14	$ (0.27)

(a) - (h) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2012	2011	2012

GAAP gross profit	$ 15,554	$ 33,212	$ 14,889
Employee stock compensation (a)	236	154	244
Non-GAAP gross profit	$ 15,790	$ 33,366	$ 15,133

GAAP gross profit %	37.0%	45.8%	36.6%
Effect of reconciling item on gross profit %	0.5%	0.2%	0.6%
Non-GAAP gross profit %	37.5%	46.0%	37.2%

GAAP operating expenses	$ 36,968	$ 27,688	$ 37,666
Employee stock compensation (a)	(3,892)	(3,518)	(3,930)
Employee severance (b)	(49)	--	(128)
Securities litigation related costs (c)	(2,839)	--	(3,492)
SEC investigation and litigation costs (d)	(639)	--	(860)
IP litigation costs (e)	(616)	--	(400)
Non-GAAP operating expenses	$ 28,933	$ 24,170	$ 28,856

GAAP operating (loss) income	$ (21,414)	$ 5,524	$ (22,777)
Employee stock compensation (a)	4,128	3,672	4,174
Employee severance (b)	49	--	128
Securities litigation related costs (c)	2,839	--	3,492
SEC investigation and litigation costs (d)	639	--	860
IP litigation costs (e)	616	--	400
Non-GAAP operating (loss) income	$ (13,143)	$ 9,196	$ (13,723)

GAAP operating margin %	-50.9%	7.6%	-56.0%
Effect of reconciling items on operating margin %	19.6%	5.1%	22.3%
Non-GAAP operating margin %	-31.3%	12.7%	-33.7%

GAAP other income (expense)	$ 985	$ 6	$ (14,342)
Litigation loss contingency (f)	188	--	15,000
Non-GAAP other income	$ 1,173	$ 6	$ 658

(a) - (f) Refer to the corresponding footnotes above.
CONTACT:  STEC, Inc.
          Mitch Gellman, Vice President of Investor Relations
          (949) 260-8328
          ir@stec-inc.com